SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT



Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) August 4, 2003




CPI CORP.
------------------------------------------------------------------
(exact name of registrant as specified in its charter)




      Delaware                    0-11227            43-1256674
------------------------------------------------------------------
(State or other jurisdiction  (Commission file   (IRS Employer
 of incorporation)               Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri         63103-1790
------------------------------------------------------------------
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
------------------------------------------------------------------


------------------------------------------------------------------
(Former name or former address, if changes since last report.)








ITEM 5.   OTHER EVENTS

A. On August 4, 2003 CPI Corp. issued the following press release announcing the declaration of a third quarter cash dividend.

     CPI CORP.
     NEWS FOR IMMEDIATE RELEASE   FOR  RELEASE AUGUST 4, 2003

     FOR FURTHER INFORMATION CONTACT:

      NAME: Jane Nelson                FROM: CPI Corp.
      ADDRESS: 1706 Washington Avenue  CITY: St. Louis
      STATE, ZIP: Missouri  63103      TELEPHONE: (314)231-1575

     ----------------------------------------------------------

     FOR FURTHER INFORMATION AT FRB/WEBERSHANDWICK
      Mark Muehlfelt, Chicago 312/640-6767


     CPI CORP. DECLARES REGULAR QUARTERLY DIVIDEND

     ST. LOUIS, MO., AUGUST 4, 2003 - CPI CORP. (NYSE - CPY) today announced that its Board of Directors declared a third quarter cash dividend of 16 cents per share. The dividend will be paid on August 25, 2003 to shareholders of record as of August 18, 2003. As of August 1, 2003, CPI had 8,100,868 common shares outstanding.

     CPI is a portrait photography company offering studio photography services in the United States, Puerto Rico and Canada through Sears Portrait Studios and in Mexico through City Club and Soriana. The Company also provides mobile photography services in the United States to childcare centers, sports associations and other events through Every Day Expressions. In addition, the Company operates searsphotos.com, an on-line photofinishing service as well as a vehicle for the Company's customers to archive, share portraits via email and order additional portraits and products.












SIGNATURE



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                  CPI CORP.
                                  ---------------------------
                                  (Registrant)




                              By: /s/ Gary W. Douglass
                                  ---------------------------
                                  Gary W. Douglass
                                  Authorized Officer and
                                  Principal Financial Officer



Dated: August 8, 2003